Exhibit 11(a) Independent Auditors' Consent


We consent to the use in this Post-Effective Amendment No. 11 to Registration Statement No. 33-67386 of Lincoln Benefit Life Variable Life Account of Lincoln Benefit Life Company on Form S-6 of our report dated February 25, 2000 relating to the consolidated financial statements and the related financial statement schedule of Lincoln Benefit Life Company, and our report dated March 27, 2000 relating to the financial statements of Lincoln Benefit Life Variable Life Account, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


Chicago, Illinois
April 21, 2000